MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (this "Agreement"), is made and entered into this the 13th day of October, 2000, by and between Texas Lithotripsy Limited Partnership VIII, a limited partnership formed under the laws of the State of Texas (the "Partnership"), and Lithotripters, Inc., a North Carolina corporation (the "Management Agent'").

                                                W I T N E S S E T H :
                                                --------------------


         WHEREAS, the Partnership is in the business of owning and operating one or more mobile extracorporeal shock-wave lithotripters for the treatment of kidney stones (the "Lithotripsy Systems") at various locations in Harris County, Texas and the surrounding counties (the "Service Area"); and

         WHEREAS, the Partnership desires to engage the Management Agent upon the terms and conditions hereinafter set forth, to supervise and coordinate the management and administration of the day-to-day operations of the Partnership's Lithotripsy Systems, and the Management Agent desires and is willing to accept such engagement upon such terms and conditions.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Partnership and the Management Agent agree as follows:

1. Engagement. The Partnership hereby engages the Management Agent to coordinate and supervise the management and administration of the day-to-day operations of the Lithotripsy Systems during the term hereof. The Management Agent hereby accepts the engagement offered by the Partnership for and in consideration of the compensation hereinafter provided, and agrees to use its best efforts in coordinating and supervising the management and administration of the day-to-day operations of the Lithotripsy Systems.

2. Term. The initial term of this Agreement shall be for a period of five (5) years beginning on the date hereof. Thereafter, the term of this Agreement shall be extended automatically, without any further action by the Partnership or the Management Agent, for three (3) successive five-year terms. If either party desires to terminate this Agreement at the end of the initial term or any succeeding five-year term, such party shall give written notice of such desire to the other party at least sixty (60) days prior to the expiration of the initial term or any succeeding five-year term, and after such notice and at the expiration of the then existing term, this Agreement shall become of no further force or effect whatsoever, and each of the parties shall be relieved and discharged therefrom.

3. Compilation of Partnership Data. The Partnership hereby agrees to provide any and all patient data concerning the Partnership's Lithotripsy Systems treatment services (the "Partnership Data") to the Management Agent and grants to the Management Agent the right to compile the Partnership Data for the creation and maintenance of an outcome analysis program database (the "Database"). The Management Agent covenants that the Partnership Data will be used for the creation of the Database and that such use will be in compliance with all applicable state laws and regulations, including those relating to physician-patient confidentiality. As a part of the services to be rendered by the Management Agent hereunder, the Management Agent will use the Database to provide outcome analysis reports to the Partnership solely for use by the Partnership in maintaining and improving its quality of care to its patients. The Partnership shall have no ownership interest in the Database and may not disclose any information or data contained in the Database to any third party except for the express purpose of treatment of patients of the Partnership.

4.                         Specific Management Duties.
                           --------------------------

         (a) The Management Agent shall perform, or shall contract with third parties (including Affiliates) for the performance of the following services:

(i)  Coordinating, the marketing and advertising of the Lithotripsy Systems.

(ii) Managing billing and collection services for the Lithotripsy Systems' operations. The fees charged to patients for different urological services provided by the Lithotripsy Systems shall be established by the mutual agreement of the Partnership and the Management Agent. The Management Agent will not bill the professional urological component of the services provided by the Partnership as the same will be the responsibility of each treating urologist.

(iii) Engaging all nonphysician personnel reasonably necessary to staff and operate the Lithotripsy Systems, including without limitation, drivers, technicians, nurses, physicians' assistants, secretaries, office managers and receptionists. It is understood and agreed that the Partnership shall pay the wages or other compensation of such personnel and that the Management Agent shall in no way be liable to such persons for their wages or other compensation, nor to the Partnership or others for any action or omission on the part of such persons.

(iv) Making or causing to be made all repairs, replacements, alterations, additions and improvements to the equipment comprising or used in connection with the Lithotripsy Systems.

(v) Purchasing or causing to be purchased all equipment, medical and office supplies necessary for the efficient maintenance and operation of the Lithotripsy Systems.

(vi) Making all contracts for electricity, gas, fuel, steam, water, telephone, rubbish removal, laundry service, and other utilities or services as are necessary for the efficient maintenance and operation of the Lithotripsy Systems.

(vii)Supervising and coordinating any necessary training of physicians who will use the Lithotripsy Systems.

(viii) Consulting with and advising the Partnership, through the Management Agent's physician personnel, regarding all medical aspects of the Partnership's practice.

(ix) Monitoring the progress in technological developments in lithotripsy and advising the Partnership regarding the nature of these developments.

(x) Arranging for the continuing education of the physicians trained to use the Lithotripsy Systems regarding the latest developments in lithotripsy.

(xi) Supervising the management of the day-to-day operations of the Lithotripsy Systems through the engagement by the Management Agent of one or more local physician medical directors as provided in Section 8 herein.

(xii) Determining the travel and location itinerary of the Lithotripsy Systems in the Service Area, and coordinating and communicating the same with the physicians responsible for providing professional urological services for the Partnership.

(xiii) Providing the scheduling of patients for treatment with the Lithotripsy Systems.

(xiv) Administering any usage agreement between the Partnership and a third party with aspect to such party's operation of the Lithotripsy Systems.

(xv) Creating and maintaining an outcome analysis program and quality assurance program, including without limitation, the creation and maintenance of the Database referenced in Section 2, for monitoring and improving the efficacy of the Lithotripsy Systems treatment services.

         (b) It is specifically understood and agreed that the Management Agent may contract with one or more hospitals and surgical centers where the Lithotripsy Systems will be located, or any other third party (including Affiliates), for the direct provision of the services as provided in Sections 4(a)(i), (ii), (iii), (iv), (v), (vi) and (xiii) above. In such case, all personnel necessary to provide such services will remain the employees and responsibility of such third party. Compensation payable to third parties providing services to the Partnership shall be the sole responsibility of the Partnership, and the amount of such compensation and terms of such employment shall be determined in the sole discretion of the Partnership.

5.                         Fiscal Responsibilities.
                           -----------------------

         (a) All monies furnished by the Partnership as working capital and all Lithotripsy Systems revenues received by the Management Agent for or on behalf of the Partnership shall be accounted for separately. Such funds shall be disbursed by the Management Agent in such amounts and at such times as the same are required to pay for obligations, liabilities, costs, expenses and fees
(including, without limitation, the compensation of the Management Agent as hereinafter provided) arising on account of or in connection with the operation and management of the Lithotripsy Systems. The Management Agent shall remit to the Partnership upon submission of the monthly statement described in Section 5(b) below, the difference between (i) the Lithotripsy Systems revenues and other monies received by the Management Agent, and (ii) the expenses paid and disbursements made by the Management Agent, after deduction of the payment to the Management Agent of the compensation for its services hereunder.

         (b) The Management Agent shall maintain complete books and records of the management and operation of the Lithotripsy Systems in accordance with generally accepted accounting principles, which books of account shall at all times be open to the inspection of the Partnership or any of its partners or duly authorized agents. The Partnership shall have the right to audit the Management Agent's books and records for any period during normal business hours. In the event that any such audit discloses that the Management Agent has not reported the full amount payable to the Partnership hereunder, the Management Agent shall promptly pay the deficiency and the Management Agent shall reimburse the Partnership for the entire cost of the audit. The Management Agent shall render to the Partnership a monthly statement of receipts and disbursements, such statements to be furnished on or before the thirtieth day of each month for the preceding month. The Management Agent may contract with any third party, including Affiliates, as provided in Section 4(b) above, to maintain the books and records of the Lithotripsy Systems as provided in this
Section 5(b).

         (c) Except as otherwise provided herein, the Partnership shall pay all obligations, liabilities, costs (including without limitation, overhead, personnel costs and regional director fees), expenses and fees arising on account of or in connection with the operation and management of the Partnership's Lithotripsy Systems.

         (d) The Management Agent is the management agent for various medical services partnerships. As a consequence, many employees of the Management Agent and its Affiliates provide various management and administrative services for numerous partnerships, including the Partnership. In order to properly allocate the costs of the Management Agent's and its Affiliates' employees among all the partnerships (including the Partnership) for which they provide services, such costs will be divided among all the partnerships based upon the relative number of patients treated by each partnership.

         (e) The Partnership shall reimburse the Management Agent promptly for any monies which the Management Agent may elect to advance for the account of the Partnership. Nothing herein contained, however, shall be construed to obligate the Management Agent to make any such advances.

6. Independent Contractor. In the performance of its work, duties and obligations, it is mutually understood and agreed that the Management Agent is at all times acting and performing as an independent contractor. The Partnership shall neither have nor exercise any control or direction over the methods by which the Management Agent or its employees, if any, shall perform their work and functions. The sole interest and responsibility of the Partnership is to assure that the services covered under this Agreement shall be performed and rendered in a competent, efficient and satisfactory manner. Nothing herein contained shall be construed to limit the Management Agent from providing similar services to other partnerships as long as the provision of such services does not infringe upon its ability to perform its duties under this Agreement.

7.                         Management Fee.
                           --------------

         (a) The Partnership covenants and agrees to pay to the Management Agent for its services hereunder a monthly fee equal to 7.0% of the Adjusted Gross Revenues (as defined below) per month (the "Management Fee"). It is intended that the Management Agent's only compensation for its services rendered pursuant to this Agreement shall be the Management Fee and the reimbursement of expenses incurred by the Management Agent as provided in Section 5(e) above. For purposes of this Agreement, the Partnership's "Adjusted Gross Revenues" for the applicable period shall be all gross receipts from any source for such period, other than from Partnership loans, the refinancing, sale, exchange casualty or other disposition of the Partnership's assets and capital contributions, less adjustments for contractual reimbursements and bad debts.

         (b) The Management Fee for any given month shall be paid on or before the 30th day of the next succeeding month and shall begin to accrue as of the date hereof.

     8. Medical Directors. The Management Agent may engage one or more local medical directors to coordinate and supervise the local medical management and administration of the Mobile Lithotripsy Systems. The Partnership will pay and be solely liable for the payment of the compensation to be received by the local medical director(s).

     9. Assignment. Except as expressly provided herein, the Management Agent may not assign this Agreement nor any of its duties or obligations hereunder without the prior written consent of the Partnership. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the successors in interest and permitted assignees of the parties hereto.

10. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived except by written instrument of the party charged with such waiver.

     11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     12. Notices. Any notice to be sent hereunder shall be either hand delivered or sent by registered mail, return receipt requested, addressed to the appropriate party at:

                  To the Partnership:                Texas Lithotripsy Limited
                                                       Partnership VIII
                                                     c/o Lithotripters, Inc.
                                                     1301 Capital of Texas
                                                      Highway, Suite C-300
                                                     Austin, Texas 78746
                                                     Attention: David Vela, M.D.

                  To the Management Agent:  Lithotripters, Inc.
                                                     1301 Capital of Texas
                                                      Highway, Suite C-300
                                                     Austin, Texas 78746
                                                     Attention:  David Vela M.D.

     13. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which together constitute one and the same instrument.


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


                  IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Partnership and the Management Agent on the day and year first above written.

                               PARTNERSHIP:
                               -----------

                               TEXAS LITHOTRIPSY LIMITED PARTNERSHIP VIII

                                 By:      Lithotripters, Inc.,
                                          a North Carolina corporation and the
                                          General Partner of the Partnership

                                 By:
                                          Joseph Jenkins, M.D.
                                          President

                                            MANAGEMENT AGENT

                                            LITHOTRIPTERS, INC.,
                                            a North Carolina corporation

                                 By:
                                          Joseph Jenkins, M.D.
                                          President